                                                                  EXHIBIT 5.1

                     [CALFEE, HALTER & GRISWOLD LETTERHEAD]

                                 August 3, 1995

RPM, Inc.
2628 Pearl Road
Medina, Ohio 44258

         In connection with the filing by RPM, Inc., an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement") with respect to $150,000,000 aggregate principal amount of 7.0% Senior Notes due 2005 of the Company (the "Securities"), we have examined the following: (i) the Amended Articles of Incorporation and Code of Regulations of the Company, as the same are currently in effect; (ii) the form of Registration Statement on Form S-4 (including Exhibits thereto) to be filed with the Securities and Exchange Commission; (iii) the Indenture under which the Securities have been issued; and (iv) such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, we are of the opinion that:

         (i) The Company is incorporated and validly existing under the laws of the State of Ohio.

         (ii) The Securities are valid and binding obligations of the Company.

         We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited to the Federal law of the United States of America and the laws of the State of Ohio. We express no opinion as to the effect or applicability of the laws of any other jurisdiction except to the extent hereinafter set forth. Further, we note that the Indenture under which the Securities have been issued is stated to be governed by the laws of the State of New York. To the extent the laws of the State of New York govern the matters as to which the opinions expressed herein are rendered, you may rely upon our opinions with respect to the laws of the State of New York to the extent such laws are construed or applied with the same effect as the substantive laws of the State of Ohio. We express no opinion as to whether the laws of the State of New York are the same as the laws of the State of Ohio.

         This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Securities, and this letter and the opinions stated herein may not be relied upon for any other purpose or by any person other than the Directors and officers of the Company.

         We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Legal Matters."

                                                   Respectfully submitted,


                                               /s/ CALFEE, HALTER & GRISWOLD

                                                   CALFEE, HALTER & GRISWOLD